UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 21, 2005 (January 19, 2005)

ARGO-TECH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-38223	31-1521125

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23555 Euclid Avenue, Cleveland, Ohio	44117

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code:	(216) 692-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Third Amended and Restated Credit Agreement

     Argo-Tech Corporation (the “Company”) and its parent corporation, AT Holdings Corporation, have entered into the First Amendment, dated as of January 19, 2005 (the “First Amendment”), to the Third Amended and Restated Credit Agreement, dated as of June 23, 2004 (the “Credit Agreement”), with National City Bank, as administrative agent and an issuing bank, JPMorgan Chase Bank, as an issuing bank with respect to existing letters of credit issued thereunder and the other lenders signatory thereto. The First Amendment increases the letters of credit available under the Credit Agreement from $7.5 million to $12 million and allows additional banks within the lending group to issue letters of credit.

     The First Amendment is filed herewith as Exhibit 10.1. The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of such document, which is incorporated by reference herein.

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Item 9.01. Financial Statements and Exhibits.

            (c)     Exhibits.

Exhibit
Number	Description
10.1	First Amendment, dated as of January 19, 2005, to the Third Amended and Restated Credit Agreement, dated as of June 23, 2004, by and among Argo-Tech Corporation, AT Holdings Corporation, National City Bank, as administrative agent and an issuing bank, JPMorgan Chase Bank, as an issuing bank with respect to existing letters of credit issued thereunder and the other lenders signatory thereto.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGO-TECH CORPORATION
By:	/s/ Frances S. St. Clair
	Name:	Frances S. St. Clair
	Title:	Executive Vice President and Chief Financial Officer

Date: January 21, 2005

EXHIBIT INDEX

Exhibit
Number	Description
10.1	First Amendment, dated as of January 19, 2005, to the Third Amended and Restated Credit Agreement, dated as of June 23, 2004, by and among Argo-Tech Corporation, AT Holdings Corporation, National City Bank, as administrative agent and an issuing bank, JPMorgan Chase Bank, as an issuing bank with respect to existing letters of credit issued thereunder and the other lenders signatory thereto.